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                                                                    EXHIBIT 99.1

                  CONSENT OF PERSON ABOUT TO BE NAMED DIRECTOR



      Marlin Business Services Corp., a Pennsylvania corporation (the "Company") has filed a Registration Statement on Form S-1 (File No. 333-108530) (together with any amendments, the "Registration Statement") registering shares of the Company's Common Stock, par value $0.01 per share, for issuance pursuant to an initial public offering (the "Offering"). As required by Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement as a person who has agreed to serve as a director beginning immediately after the closing of the Offering.

                                           /s/ John J. Calamari
                                          ----------------------------------
                                          John J. Calamari
                                          Date: October 14, 2003